Exhibit 99.1
UNCLASSIFIED: Dist A Approved for public release
PowerSecure Delivers Smart Charging Micro-Grid to U.S. Army
Wake Forest, N.C. — April 11, 2011 — PowerSecure International, Inc. (Nasdaq: POWR) announced the commissioning of a state-of-the-art Smart Charging Micro-Grid for the U.S. Army, in a recent ceremony at Wheeler Army Airfield in Hawaii. The breakthrough technology was developed to help the U.S. Army reduce fuel consumption and costs, and improve safety and power reliability at remote U.S. Army locations. Additionally, it incorporates the use of renewable resources, including solar and optional wind power, and enables electric vehicles to be charged by, and provide power to the Micro-Grid system. The technology demonstrated in this system can be applied to power management applications for military field locations.
The Smart Charging Micro-Grid provides energy autonomy for facilities in remote locations, improving power availability and reliability. It is designed to enable reductions in the number and sizes of generators required to power facilities, and to control a wide range of generator types, providing significant battlefield flexibility. Additionally, it utilizes advanced energy storage to maximize the use of renewable power resources. The system has the ability to prioritize electrical load to individual receptacles, so the distribution of electricity can be optimized to maximize reliability and optimize fuel efficiency. Importantly, it will improve troop safety because of its ability to reduce fuel consumption and therefore reduce the number of convoys needed to transport fuel.
Sidney Hinton, CEO of PowerSecure, said, “We are excited to work with the U.S. Army to deliver this first-of-a-kind technology. The Smart Charging Micro-Grid is designed to improve fuel efficiency, power reliability, and utilize renewables — with the ultimate goal of reducing cost and improving battlefield safety. We have invested significant time and resources in its development, and look forward to continuing to perfect and enhance the system through this first large scale installation to battlefield ready status.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities which are available through its EnergyLite business unit. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues or profit associated with the new business and new products discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
UNCLASSIFIED
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